Exhibit 10.1

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

CONFIDENTIAL SETTLEMENT AGREEMENT

This CONFIDENTIAL SETTLEMENT AGREEMENT (the “Agreement”) is entered into effective the 24th day of September 2012 (the “Effective Date”), by and between Abaxis, Inc., a California corporation with its principal place of business at 3240 Whipple Road, Union City, California 94587 (“Abaxis”), and Cepheid, a California corporation with its principal place of business at 904 Caribbean Drive, Sunnyvale, California 94089 (“Cepheid”).  Abaxis and Cepheid are hereinafter referred to respectively as a “Party” and collectively as the “Parties.”

WHEREAS, Abaxis and Cepheid are parties to a lawsuit captioned Abaxis, Inc. v. Cepheid, Case No. 5:10-cv-02840-LHK, currently pending in the United States District Court for the Northern District of California (“the Litigation”);

WHEREAS, the Parties wish to compromise and settle the Litigation and other possible claims on the terms and conditions stated herein; and

WHEREAS, the Parties enter into this Agreement in consideration of the mutual covenants and promises set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions

1.1.
“Abaxis Patents” means U.S. Patent No. 5,413,732, entitled “Reagent Compositions for Analytical Testing,” U.S. Patent No. 5,624,597, entitled “Reagent Compositions for Analytical Testing,” U.S. Patent No. 5,776,563, entitled “Dried Chemical Compositions,” U.S. Patent No. 6,251,684, entitled “Dried Chemical Compositions,” U.S. Patent No. 5,998,031, entitled “Dried Chemical Compositions,” and any and all continuations, continuations-in-part, reissues, reexaminations, supplemental examinations, divisionals, foreign counterparts, and extensions thereof, any other patent that Abaxis could have asserted against Cepheid prior to the Effective Date, and any continuation, continuation-in-part, reissue, reexamination, supplemental examination, divisional, foreign counterpart, or extension of such any other patent, or any patent or patent application claiming the benefit of priority of any of the foregoing.

1.2.
“Released Products” means any past, present, or future product made, used, sold, offered for sale, leased, and/or imported into the United States or any other country by or for Cepheid and/or its Affiliates.

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

1.3.
“Affiliate” means (i) any company, corporation or other business entity that now or hereafter is directly or indirectly controlled by, under common control with, or that controls the subject Party, where control means direct or indirect ownership of fifty percent (50%) or more of the voting shares or other comparable voting interests, or the right to exercise fifty percent (50%) or more of the voting shares or other comparable voting interests, or (ii) any company, corporation or other business entity that is spun off from a Party or spun off or consolidated from any entities controlled by a Party under subsection (i) herein and is then controlled, either directly or indirectly, by the Party, through ownership or control of fifty percent (50%) or more of the voting shares or other comparable voting interests. The aforementioned company, corporation or other business entity shall be deemed to be an Affiliate of the Party only so long as such a direct or indirect control exists between the Party and such company, corporation or other business entity.

1.4.
“Cepheid and/or its Affiliates,” “Cepheid or its Affiliates,” and “Cepheid and its Affiliates” means Cepheid and/or any company, corporation or business entity that meets the definition of Affiliate in Section 1.3 with respect to Cepheid.

1.5.
“Released Claims” means any and all of the following:  claims, liabilities, suits, rights, demands, actions, obligations, debts, accounts, bonds, damages, expenses, fees, losses, royalties and causes of action of any and every kind, nature and character, known or unknown, accrued or unaccrued, legal, equitable or other which Abaxis and/or its Affiliates may now have, has ever had, or may have hereafter against Cepheid, its Affiliates, or any of their respective direct or indirect customers, employees, users, licensees, distributors, retailers, or direct and indirect suppliers, arising from or in any way connected with, or that could have been asserted in the Litigation.  Notwithstanding the preceding sentence, “Released Claims” shall not include any claim arising under Article 5 of this Agreement.

1.6.	[***]

2.	Payment and Settlement of Litigation

2.1.
Payment.  In consideration of the releases and covenants granted in Sections 3 and 4 below and the dismissal with prejudice by Abaxis of all claims asserted against Cepheid in the Litigation as provided in Section 2.2 below, and subject to the other terms and conditions of this Agreement, Cepheid will pay Abaxis 17.25 Million US Dollars.  Within five (5) calendar days after the Effective Date, the entire payment amount will be deposited by Cepheid into an escrow account in accordance with instructions provided by Abaxis.

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

2.2.
Dismissal with Prejudice.  Contemporaneously with the execution of this Agreement, counsel for the Parties shall cause to be filed in the Litigation a Stipulation of Dismissal with Prejudice in the form of Exhibit A attached hereto.

2.3.	Fees and Expenses. Each Party shall pay its own attorneys’ fees and costs incurred in connection with the Litigation and this Agreement.

3.	Release

3.1.
Subject to the terms and conditions of this Agreement, including payment in full by Cepheid of the consideration in Section 2.1, Abaxis, for itself, its Affiliates, and their respective officers, directors, shareholders, employees, agents, representatives, and attorneys, hereby fully and finally releases, acquits, waives, and forever discharges Cepheid, its Affiliates, and their respective officers, directors, shareholders, direct and indirect customers, users, licensees, distributors, retailers, or direct and indirect suppliers, employees, agents, representatives, and attorneys from all Released Claims.

3.2.
Subject to the terms and conditions of this Agreement, Cepheid, for itself, its Affiliates, and their respective officers, directors, shareholders, employees, agents, representatives, and attorneys, fully and finally releases, acquits, waives, and forever discharges Abaxis, its Affiliates, and their respective officers, directors, shareholders, customers, employees, agents, representatives, and attorneys from all of Cepheid’s claims, suits, demands, damages, liabilities, actions, and causes of action of any and every kind and nature, whether known or unknown, suspected or unsuspected, now existing or heretofore arising from or in any way connected with the Litigation, but excluding any claim arising from breach under Article 5 of this Agreement.

3.3.
Cepheid and Abaxis each represents, warrants and agrees to the other that they have been fully advised by their attorneys regarding the contents of Section 1542 of the Civil Code of California and expressly waive any rights they might otherwise have under that Section.  Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3.4.	Nothing in the releases contained herein shall operate to bar or limit any claim for breach or enforcement of this Agreement.

3.5.
Cepheid and Abaxis expressly agree and acknowledge that by entering into this Agreement neither Abaxis nor Cepheid admits any liability, wrongdoing, or the truth of any allegation contained in any claim, defense, argument, or counterclaim alleged in the Litigation.  Notwithstanding the foregoing, and except in defense of itself or any other Protected Entities (defined in Section 4.1), Cepheid hereby agrees not to challenge in any manner or otherwise support any third party in the challenge of any Abaxis Patents, including any claim of invalidity of any Abaxis Patents.  Neither this Agreement nor any release nor other provision in this Agreement may be construed or used as evidence of, or an admission of, any issues or facts at issue in the Litigation, or any other admission of wrongdoing, liability, or violation of law whatsoever.

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

4.	Covenant Not to Sue

4.1.
Covenant Not to Sue[***].  Subject to the payment of the consideration provided for in Section 2.1, Abaxis[***] hereby grants [***] the following worldwide, fully paid-up, irrevocable, perpetual release and covenant not to sue or bring any judicial, quasi-judicial, or regulatory claim or proceeding, or initiate or pursue any investigation, against or involving, Cepheid, its Affiliates, or their respective direct or indirect customers, users, licensees, officers, directors, employees, agents, representatives, distributors, retailers, or direct and indirect suppliers (collectively the “Protected Entities”) on any Released Claim with respect to Released Products.  [***]

4.2.	Covenants Transfer. The Covenant Not to Sue granted under this Agreement in Section 4.1 above are intended to and shall run with the Abaxis Patents [***].

4.3
Downstream Covenant.  The Covenant Not to Sue provided in Section 4.1 shall be deemed to apply to the Protected Entities to the extent that any Protected Entities sell, offer for sale, manufacture, use, or import Released Products.

5.	Confidentiality and Publicity

5.1.	Each Party agrees not to disclose the terms or conditions of this Agreement except:

5.1.1.	with the express written consent of the other Party obtained in advance of the disclosure, which consent shall not be unreasonably withheld;

5.1.2.
in response to a discovery request in a lawsuit or administrative proceeding, after the other Party has been given reasonable notice and an opportunity to object, and the disclosing Party shall provide reasonable assistance to prevent or limit the disclosure at the objecting Party’s cost;

5.1.3.
pursuant to, and to the degree required by, applicable law or regulation (including without limitation in connection with public filings with the Securities and Exchange Commission), or pursuant to, and to the degree required by, the rules of a recognized stock exchange as determined by a Party in good faith;

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

5.1.4.
to those persons with a need to know for purposes of indemnification and/or contribution or to those persons with a need to know in order to provide the Parties with corporate, financial, legal, contract, insurance, loan, audit, or similar business related information and services, and who have also agreed in writing to maintain such information as strictly confidential, or who have a legal obligation to maintain such information as strictly confidential; or

5.1.5.	with respect to information that has been made public under any of the foregoing exceptions, or can be clearly inferred from such information that has been made public.

5.2.
A Party acting under the provisions of Section 5.1.2, 5.1.3, 5.1.4, or 5.15 shall disclose no more than what is necessary to be disclosed and shall otherwise use commercially reasonable efforts to redact (e.g., for a public disclosure required to comply with SEC regulations) or withhold all other information about the terms and conditions of this Agreement.

5.3.
The Stipulated Amended Protective Order entered in the Litigation by the Court on February 13, 2012 shall continue in full force and effect in perpetuity in accordance with Sections 4 (Duration) and 13 (Final Disposition) of that Order, except that the Court shall retain jurisdiction to enforce the terms of the Order for five years after the Effective Date of this Agreement.  Notwithstanding the first sentence of Section 7.1 of the License Agreement of September 30, 2005 between the Parties, all confidentiality obligations under Article 7 of that License Agreement shall continue in force for a period of five (5) years following the Effective Date of this Agreement.

5.4.
Publicity.  After this Agreement has been fully executed by the Parties, they may issue a joint press release, subject to prior written approval by both Parties, which shall include the following language:  “Cepheid and Abaxis have reached a settlement of the patent lawsuit captioned Abaxis, Inc. v Cepheid, Case No. 5:10-cv-02840-LHK in the Northern District of California relating to Abaxis’ Orbos® technology.  The terms of the settlement are confidential.”

5.5.
Non-Disparagement.  Neither Party shall comment publicly about the merits or strength of the case of either Party in the Litigation, the appropriateness of the terms of this Settlement Agreement, or otherwise disparage the other Party.

5.6.	Notice. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure in violation of this Article 5.

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

6.	Representations and Warranties

6.1.
Abaxis and Cepheid each represents and warrants to the other that: (i) it has the requisite power and authority to enter into this Agreement; (ii) it has duly executed and delivered this Agreement; (iii) this Agreement constitutes its valid and binding obligation enforceable against it, in accordance with the terms of this Agreement; and (iv) it has not assigned or otherwise transferred, either in whole or in part, any claim released in this Agreement.

6.2.	Abaxis hereby represents and warrants to Cepheid that it owns all right, title, and interest in the Abaxis Patents[***].

7.	Term

7.1.	This Agreement shall commence on the Effective Date and continue thereafter in full force and effect in perpetuity.

8.	Notice, Right to Cure, and Termination

8.1.
In the event that a Party (the “Complaining Party”) considers that the other Party hereto (the “Allegedly Breaching Party”) has breached a term or provision of this Agreement, the Complaining Party shall give written notice to the Allegedly Breaching Party describing the nature of the breach in reasonable detail.  The Allegedly Breaching Party shall then have thirty (30) calendar days to cure the alleged breach.

8.2.
The provisions of Section 8.1 shall be followed by the Parties prior to the initiation of any suit or legal proceeding relating to this Agreement, including any suit or legal proceeding to enforce the terms of this Agreement, except that each Party may seek injunctive relief at any time from a Court of competent jurisdiction to enforce the terms of this Agreement.

8.3.
All notices, requests, or demands hereunder shall be made to the following representatives of the Parties by FedEx or comparable courier service and also to the facsimile numbers set forth below, unless another address or facsimile number is specified hereafter in writing by a Party.  Notice shall be effective upon receipt.

If to Cepheid:	If to Abaxis:

Attn: General Counsel	Attn: Chief Executive Officer
Cepheid	Abaxis, Inc.
904 Caribbean Drive	3240 Whipple Road
Sunnyvale, California 94089	Union City, California 94587
Fax: 408-541-6439	Fax: 510-441-6150

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

9.	Other/General

9.1.	[***]

9.2.	Each Party shall be responsible for its own tax reporting regarding this Agreement.

9.3.
Assignment.  Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction.  Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement.  Any purported assignment or transfer in violation of this Section 9.3 shall be null and void.  This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns.  All rights, releases, and covenants contained herein shall run with the Abaxis Patents and shall be binding on any successors-in-interest or assigns thereof.

9.4.
Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties.  No Party shall incur any debts or make any commitments for the other.  There is no fiduciary duty or special relationship of any kind between the Parties to this Agreement.  Each Party expressly disclaims any reliance on any act, word or deed of the other Party in entering into this Agreement.

9.5.
This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior representations, discussions, negotiations, agreements, and understandings, whether written or oral, with respect thereto.

9.6.	This Agreement may not be amended unless the amendment is in writing and signed by an authorized representative of each Party.

9.7.
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which counterparts taken together shall constitute one and the same instrument.  Facsimile or pdf signatures shall be deemed original signatures.

9.8.	The section headings contained in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of the provisions hereof.

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

9.9.
This Agreement was jointly drafted by the Parties and the language of all parts of this Agreement shall in all cases be construed as a whole according to its meaning and not strictly for or against any of the Parties.

9.10.
This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed by the laws of the State of California without regard to the conflict of law principles thereof.

9.11.
Any action brought by either Party that arises out of or relates to this Agreement, and specifically including any future attempt to enforce the terms of this Agreement, shall be filed in the U.S. District Court for the Northern District of California to the extent it has subject matter jurisdiction, or otherwise in the California Superior Court for the County of Santa Clara.

9.12.
Except for claims arising out of Article 5 of this Agreement, neither Party shall be liable to the other Party or any other person or entity (under contract, strict liability, negligence, or other theory) for special, indirect, exemplary, incidental, or consequential damages, including lost profits, opportunities or savings, arising out of or related to the subject matter of this Agreement.

9.13.
If any portion of this Agreement is found to be invalid, illegal, or unenforceable for any reason, the remainder of the Agreement shall continue in force and, if needed, the Parties or a court of competent jurisdiction specified in Section 9.11 above shall substitute suitable provisions having like economic effect and intent.

9.14.	The Parties agree to execute and deliver any additional papers, documents, and other assurances and take all actions reasonably necessary to carry out the intent of this Agreement.

9.15.
Nothing in this Agreement nor any act required to be performed pursuant to this Agreement is intended to constitute, cause or effect any waiver (in whole or in part) of any attorney-client privilege or work product protection.

(Signature page follows)

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

Abaxis, Inc.	Cepheid

By: /s/ Kenneth Aron	By: /s/ John L. Bishop

Name: Kenneth Aron	Name: John L. Bishop

Title: CTO	Title: CEO

Date:9/24/2012	Date: 9/24/12

[ ***] = Certain confidential information contained in this document, marked by brackets and asterisks,  has been omitted and  filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  Confidential treatment has been requested with respect to the omitted information

Exhibit A

The filed stipulation shall state: “Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), the parties voluntarily dismiss all claims and counterclaims in this action with prejudice.”